UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

LEISURE ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, DATED MAY 15, 2020

LEISURE ACQUISITION CORP.

250 West 57th Street, Suite 415

New York, New York 10107

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [ ● ], 2020

To the Stockholders of Leisure Acquisition Corp.:

You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of Leisure Acquisition Corp. (the “Company,” “we,” us,” and “our”) to be held on ● , ● , 2020, at ● a.m. local time at the Company’s offices at 250 West 57th Street, Suite 415, New York, New York 10107. At the Special Meeting you will be asked to consider and vote on the following proposals:

1.	a proposal to amend (the “Extension Amendment”) the Company’s Second Amended and Restated Certificate of Incorporation, as amended (our “charter”), in the form set forth in Annex A to the accompanying proxy statement, to extend the date by which the Company must consummate a business combination (the “Extension”) from June 30, 2020 to ● , 2020 (the “Extended Date”);

2.	a proposal to amend (the “Trust Amendment”) the Company’s investment management trust agreement, dated December 1, 2017, as amended (the “trust agreement”), by and between the Company and Continental Stock Transfer & Trust Company (the “trustee”), in the form set forth in Annex B to the accompanying proxy statement, to extend the date on which to commence liquidating the trust account (“trust account”) established in connection with the Company’s initial public offering (“IPO”) in the event the Company has not consummated a business combination from June 30, 2020 to the Extended Date; and

3.	a proposal to adjourn (the “Adjournment Proposal”) the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve any of the foregoing proposals.

Each of the proposals is more fully described in the accompanying proxy statement.

The purpose of the Extension Amendment and the Trust Amendment is to allow the Company more time to complete its previously announced business combination with Gateway Casinos & Entertainment Limited, a Canadian corporation (“Gateway”), under the terms of an Agreement and Plan of Merger dated December 27, 2019 with Gateway’s parent company, GTWY Holdings Limited, and a related subsidiary, GTWY Merger Sub Corp. (as it may be amended from time to time, the “Merger Agreement”). The Company and the other parties to the Merger Agreement are working towards satisfaction of the conditions to completion of the business combination, including the necessary filings with the U.S. Securities and Exchange Commission (the “SEC”), gaming regulatory approvals and contractual approvals from Crown agencies in Canada, but have determined that there may not be sufficient time before June 30, 2020 to complete the business combination. Accordingly, our board of directors (the “Board”) has determined that it is in the best interests of our stockholders to extend the date that the Company has to complete its initial business combination to the Extended Date.

Notwithstanding stockholder approval of the Extension Amendment and the Trust Amendment, the Board will retain the right to abandon and not implement the Extension Amendment and Trust Amendment at any time without any further action by stockholders.

The Company’s public stockholders may elect to redeem their shares for their pro rata portion of the funds available in the trust account in connection with the Extension Amendment and the Trust Amendment. The Company believes that such redemption right enables the Company’s public stockholders to determine not to sustain their investments for an additional period if the Company does not complete the business combination in the timeframe currently contemplated by its charter. If the Extension Amendment and the Trust Amendment are approved by the requisite vote of stockholders, the remaining holders of public shares will retain their right to redeem their public shares for their pro rata portion of the funds available in the trust account when the business combination is submitted to stockholders.

Redemptions by public stockholders will reduce the amount held in the trust account, which held approximately $[21.4] million as of April 30, 2020. In such event, the Company may need to obtain additional funds to complete a business combination and there can be no assurance that such funds will be available on terms acceptable to the parties or at all. In addition, if the amount of the redemptions would cause the Company to have net tangible assets of less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules), the Company will not proceed with the Extension Amendment or Trust Amendment.

To exercise your redemption rights, you must tender your shares to the Company’s transfer agent at least two business days before the Special Meeting. You may tender your shares by either delivering your stock certificates to the transfer agent or by delivering your shares electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system. If you hold your shares in street name, you will need to instruct your bank, broker or other nominee to withdraw the shares from your account in order to exercise your redemption rights.

The Company estimates that the per-share pro rata portion of the trust account will be approximately $[10.44] at the time of the Special Meeting. The closing price of the Company’s common stock on ● , 2020 was $10.__. Accordingly, if the market price were to remain the same until the date of the Special Meeting, exercising redemption rights would result in a public stockholder receiving $ ● [more/less] for each share than if such stockholder sold the shares in the open market. The Company cannot assure stockholders that they will be able to sell their shares of common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when such stockholders wish to sell their shares.

If the Extension Amendment and the Trust Amendment proposals are not approved at the Special Meeting or any adjournment or postponement thereof and we do not consummate a business combination by June 30, 2020, in accordance with our charter, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes (less up to $75,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless in the event the Company winds up.

Approval of the Extension Amendment and the Trust Amendment requires the affirmative vote of holders of at least 65% of our outstanding shares of common stock. The Adjournment Proposal requires the affirmative vote of a majority of the votes cast in person or by proxy at the Special Meeting.

Only stockholders of record at the close of business on ● , 2020 are entitled to receive notice of and to vote at the Special Meeting or any postponement or adjournment thereof.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE EXTENSION AMENDMENT, “FOR” THE TRUST AMENDMENT AND “FOR” THE ADJOURNMENT PROPOSAL.

Your vote is important. Please review the accompanying proxy statement and vote as promptly as possible to ensure that your shares are represented at the meeting.

● , 2020

By Order of the Board,

A. Lorne Weil Executive Chairman

The accompanying proxy statement is being mailed beginning on or about ● , 2020.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on ● , 2020:

This notice of meeting and the accompanying proxy statement are available through the Investors link on our website at www.leisureacq.com.

i

LEISURE ACQUISITION CORP.

 SPECIAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

● , 2020

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND SPECIAL MEETING

Why did you send me these proxy materials?

These proxy materials are being sent to you in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or “Board”) of Leisure Acquisition Corp., a Delaware corporation (the “Company,” “we,” us,” and “our”), for use at a special meeting of stockholders (the “Special Meeting”) to be held on ● , ● , 2020 at ● a.m. local time at the Company’s offices at 250 West 57th Street, Suite 415, New York, New York 10107, or at any adjournment or postponement thereof. This proxy statement summarizes the information that you need to make an informed decision on the proposals to be considered at the Special Meeting.

What is included in these materials?

The materials include:

●	this proxy statement; and

●	a proxy card or voter instruction form.

What proposals will be addressed at the Special Meeting?

Stockholders will be asked to consider the following proposals at the Special Meeting:

1.	To amend the Company’s Second Amended and Restated Certificate of Incorporation, as amended (our “charter”), in the form set forth in Annex A, to extend the date by which the Company must consummate a business combination (the “Extension”) from June 30, 2020 to ● , 2020 (the “Extended Date”) (the “Extension Amendment”).

2.	To amend the Company’s investment management trust agreement, dated December 1, 2017, as amended (the “trust agreement”), by and between the Company and Continental Stock Transfer & Trust Company (the “trustee”), in the form set forth in Annex B, to extend the date on which to commence liquidating the trust account (“trust account”) established in connection with the Company’s initial public offering (“IPO”) in the event the Company has not consummated a business combination from June 30, 2020 to the Extended Date (the “Trust Amendment”).

3.	To adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve any of the foregoing proposals (the “Adjournment Proposal”).

We will also consider any other business that properly comes before the Special Meeting.

Why is the Company proposing the Extension Amendment and the Trust Amendment?

We are a blank check company incorporated on September 11, 2017, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We completed our IPO on December 5, 2017 from which we derived gross proceeds of $200,000,000. Like most blank check companies, our charter provides for the return of our IPO proceeds held in trust to the holders of shares sold in our IPO if a qualifying business combination isn’t consummated on or before a certain date (in our case, June 30, 2020). Our Board has determined that it is in the best interests of stockholders to continue the Company’s existence until the Extended Date in order to allow us more time to complete the previously announced business combination with Gateway Casinos & Entertainment Limited, a Canadian corporation (the “Gateway Transaction”).

You are not being asked to vote on the business combination, including the Gateway Transaction, at this time. If the Extension Amendment and Trust Amendment proposals are approved and implemented and you do not elect to redeem your public shares at this time, you will retain the right to vote on any proposed business combination when it is submitted to stockholders and the right to redeem your public shares for a pro rata portion of the trust account in the event such business combination is approved and completed by the Extended Date.

How does the Board of Directors recommend that I vote?

Our Board unanimously recommends that stockholders vote “FOR” the Extension Amendment, “FOR” the Trust Amendment and “FOR” the Adjournment Proposal.

Who may vote at the Special Meeting?

Stockholders who owned shares of the Company’s common stock, par value $0.0001 per share, as of the close of business on ● , 2020 (the “Record Date”) are entitled to vote at the Special Meeting. The shares owned include shares you held on that date directly in your name as the stockholder of record and/or shares in the name of a broker, bank or other holder of record where the shares were held for you as the beneficial owner. Each share of common stock is entitled to one vote on each matter to be voted on. As of the Record Date, there were 7,038,573 shares of our common stock issued and outstanding.

What happens if the Extension Amendment and Trust Amendment are not approved?

If the Extension Amendment and Trust Amendment are not approved at the Special Meeting or at any adjournment or postponement thereof and we have not consummated a business combination by June 30, 2020, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes (less up to $75,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Our initial stockholders waived their rights to participate in any liquidation distribution with respect to their founder shares. There will be no distribution from the trust account with respect to the warrants which will expire worthless in the event we wind up.

How do I exercise my redemption rights?

Holders of public shares (i.e., the shares of common stock that were sold as part of the units in our IPO whether purchased in the IPO or thereafter in the open market) may elect to redeem all or a portion of their public shares in connection with the Extension Amendment and the Trust Amendment regardless of how or whether such public stockholders vote in regard to those amendments or whether they were holders as of the Record Date.

In order to exercise your redemption rights, prior to 5:00 p.m., Eastern time on   ●  , 2020 (two business days before the Special Meeting), you must either physically tender your stock certificates to the Company’s transfer agent, at Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004, Attn: Mark Zimkind, mzimkind@continentalstock.com, or deliver your shares electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system. If you hold your shares in street name, you will need to instruct your bank, broker or other nominee to withdraw the shares from your account in order to exercise your redemption rights.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the vote is taken with respect to the Extension Amendment or the Trust Amendment. If you delivered your shares for redemption to our transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the address listed above.

If the Extension Amendment and the Trust Amendment are approved by the requisite vote of stockholders, the remaining holders of public shares (i.e., those not redeemed in connection with the Special Meeting) will retain their right to redeem their public shares for their pro rata portion of the funds available in the trust account when the business combination is submitted to stockholders.

What are the federal income tax consequences of exercising my redemption rights?

Stockholders who exercise their redemption rights to receive cash from the trust account in exchange for their shares of our common stock generally will be required to treat the transaction as a sale of such shares and recognize gain or loss upon the redemption in an amount equal to the difference, if any, between the amount of cash received and the tax basis of the shares of common stock redeemed. Such gain or loss should be treated as capital gain or loss if such shares were held as a capital asset on the date of the redemption. The redemption, however, may be treated as a distribution if it does not effect a meaningful reduction in the redeeming stockholder’s percentage ownership in our stock, taking into account certain attribution rules. Any such distribution will be treated as dividend income to the extent of our current or accumulated earnings and profits. Any distribution in excess of our earnings and profits will reduce the redeeming stockholders’ basis in the Company’s common stock, and any remaining excess will be treated as gain realized on the sale or other disposition of the common stock. See the section entitled “Proposal 1 and Proposal 2 — The Extension Amendment and The Trust Amendment — Material United States Federal Income Tax Considerations” below for a more detailed discussion.

If I hold the Company’s warrants, can I exercise redemption rights with respect to my warrants?

No. The holders of our warrants have no redemption rights with respect to the warrants.

If I hold the Company’s units, can I exercise redemption rights with respect to my units?

No. Holders of outstanding units must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares.

If you hold units registered directly in your own name (i.e., not in “street name”) (see “What is the difference between holding shares as a stockholder of record and as a beneficial owner?” below), you must deliver the certificate for such units to Continental Stock Transfer & Trust Company, our transfer agent, with written instructions to separate such units into public shares and public warrants. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights with respect to the public shares upon the separation of the public shares from the units. See “How do I exercise my redemption rights?” above. The address of Continental Stock Transfer & Trust Company is listed under the question “Who can help answer my questions?” below.

If you hold units in street name, you must instruct the broker, dealer, commercial bank, trust company or other nominee for your units to separate the units. Your nominee must send written instructions to Continental Stock Transfer & Trust Company, our transfer agent. Such written instructions must include the number of units to be split and the nominee holding such units. Your nominee must also initiate electronically, using DTC’s deposit withdrawal at custodian (DWAC) system, a withdrawal of the relevant units and a deposit of an equal number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights with respect to the public shares upon the separation of the public shares from the units. While this is typically done electronically the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Registered Stockholders. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, a stockholder of record. In that case, the proxy materials have been sent to you by the transfer agent.

Beneficial Stockholders. If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the beneficial owner of shares held in “street name.” As a result, the proxy materials have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares.

How do I vote?

If you hold the shares directly in your name, you can vote by completing, signing, dating and mailing the enclosed proxy card or you can vote in person at the Special Meeting. By submitting your vote by proxy, the individuals whose names are listed on the proxy card accompanying this proxy statement will act as your proxies and vote your shares as you direct on the proxy card. If a proposal comes up for vote at the Special Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment. We encourage you to sign and return the proxy card even if you plan to attend the Special Meeting so that your shares will be voted if you are unable to attend the Special Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

If you are the beneficial owner and your shares are held in the name of your brokerage firm, bank or other nominee, please refer to the voting instruction form provided by your brokerage firm, bank or other nominee for instructions on the voting methods they offer which typically include Internet and telephone voting options. If you would like to vote in person at the Special Meeting instead of by proxy, you will need to obtain a “legal proxy” from your broker, bank or other nominee.

How do the Company’s insiders intend to vote their shares?

Our directors and officers and their respective affiliates are expected to vote the common stock over which they have voting control in favor of the Extension Amendment, the Trust Amendment and the Adjournment Proposal.

These stockholders have also waived their redemption rights with respect to their founder shares. On the Record Date, these stockholders beneficially owned and were entitled to vote ● of the Company’s shares, representing approximately ● % of the Company’s outstanding common stock.

These stockholders may choose to buy additional public shares in the open market and/or through negotiated private purchases after the date of this proxy statement. Any such purchases that are completed after the Record Date for the Special Meeting may include an agreement with a selling stockholder that such stockholder will vote in favor of the Extension Amendment and Trust Amendment proposals and will not exercise redemption rights with respect to the shares. In the event that such purchases do occur, the purchasers may seek to purchase shares from stockholders who would otherwise have voted against these proposals and/or would have elected to redeem their shares. Any public shares so purchased will be voted in favor of these proposals.

What interests do the Company’s insiders have in the approval of the proposals?

Our directors, officers and other initial stockholders and their respective affiliates have interests in the proposals that may be different from, or in addition to, your interests as a stockholder. These interests include ownership of founder shares and warrants that will become worthless, and loans that will not be repaid, in the event of our winding up and the possibility of future compensatory arrangements. See the section entitled “Proposal 1 and Proposal 2 — The Extension Amendment and The Trust Amendment — Interests of the Company’s Insiders and Initial Stockholders.”

How many votes must be present to hold the Special Meeting?

A quorum is necessary in order to carry on the business of the Special Meeting. This means at least a majority of the outstanding shares of common stock eligible to vote must be represented at the meeting, either by proxy or in person. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Special Meeting. Abstain responses and broker non-votes, if any occur, would be considered present for purposes of determining the presence of a quorum.

Will my shares be voted if I do not provide my proxy?

If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy. If your shares are held in “street name” and you do not provide your brokerage firm, bank or other nominee with voting instructions, under certain circumstances, your shares may be voted by your brokerage firm, bank or other nominee on a matter that is considered routine under the rules of the stock exchange (and, as to other matters that are non-routine, your shares would be considered broker non-votes). No matter at the meeting is expected to be considered routine. As such, if you do not provide voting instructions to your brokerage firm, your shares would not be voted on any of the proposals (the Extension Amendment, the Trust Amendment or the Adjournment Proposal), nor would your shares be considered present for purposes of determining the presence of a quorum.

What vote is required to adopt the Extension Amendment and the Trust Amendment?

Approval of the Extension Amendment and the Trust Amendment will require the affirmative vote of holders of at least 65% of the issued and outstanding shares of the Company’s common stock entitled to vote thereon as of the Record Date. Abstentions and broker non-votes, if any, will have the same effect as a vote “Against” the proposals.

What vote is required for the Adjournment Proposal?

Approval of the Adjournment Proposal requires the affirmative vote of the majority of the votes cast by stockholders present in person or by proxy and entitled to vote on the matter at the Special Meeting. Only votes cast “For” or “Against” count; abstentions and broker non-votes, if any, will have no effect on this proposal, assuming that a quorum is present.

Can I change or revoke my vote?

You may revoke your proxy and change your vote by sending a later-dated, signed proxy card to the Company’s Secretary at 250 West 57th Street, Suite 415, New York, New York 10107 so that it is received by the Secretary prior to the Special Meeting or by attending and voting in person at the Special Meeting if you are a stockholder of record. You also may revoke your proxy by sending a notice of revocation in writing to the Company’s Secretary.

Please note, however, that if you are a beneficial stockholder and wish to change or revoke your proxy, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares in person at the Special Meeting, by attending and voting in person.

What happens if I do not indicate how to vote my proxy?

If you are a record holder and you sign and return your proxy card but do not specify a vote with respect to the proposals, your proxy will follow the Board’s recommendations and your shares will be voted in favor of the proposals in this proxy statement.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the Special Meeting?

The voting results will be included in a Current Report on Form 8-K filed with the SEC and available through the SEC’s website at www.sec.gov or our website at www.leisureacq.com, within four business days following the Special Meeting.

Who bears the cost of soliciting proxies?

We will bear the cost of preparing, assembling, printing and mailing the proxy materials, and the cost of soliciting proxies relating to the Special Meeting. We will also reimburse brokerage firms and other persons representing beneficial stockholders for expenses incurred in forwarding proxy materials to such beneficial stockholders. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.

What is householding?

Where multiple stockholders reside in the same household, we may deliver a single proxy statement and annual report, along with separate proxy cards to that address unless we have received other instructions. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. If you and another registered shareholder residing in the same household each receive separate materials and as a household wish to receive only one set or if you received a single set and would like to receive separate sets, you may request a change in delivery preferences. If you are the record holder of the shares, please contact Continental Stock Transfer & Trust Company, our transfer agent, at (212) 509-4000 to request the change. Beneficial owners should contact the broker, bank or other record holder of their shares to request the change.

Who can help answer my questions?

If you have any questions about the proposals described in the proxy statement or how to execute your vote, you can contact the Company’s Chief Financial Officer and Secretary, George Peng, at (646) 565-6940 or send a letter to Mr. Peng at Leisure Acquisition Corp, 250 West 57th Street, Suite 415, New York, New York 10107.

If you intend to seek redemption of your public shares and have questions regarding tendering your shares, please contact:

Continental Stock Transfer & Trust Company
One State Street, 30th Floor
New York, New York 10004
Attn: Mark Zimkind
E-mail: mzimkind@continentalstock.com

FORWARD-LOOKING STATEMENTS

This proxy statement includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. All statements, other than statements of historical fact included in this proxy statement including, without limitation, statements regarding the Company’s expectations for completing a business combination, financial position, business strategy and the plans and objectives of management for future operations, are forward-looking statements.

Words such as “expect,” “believe,” “anticipate,” “intend,” “estimate,” “seek” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements.

For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of the Company’s Annual Report on Form 10-K filed with the SEC and our other filings with the SEC. The Company’s filings with the SEC can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

BACKGROUND

Leisure Acquisition Corp.

The Company was formed as a special purpose acquisition company on September 11, 2017 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

The sponsors of our Company are (1) Hydra Management LLC, a Delaware limited liability company (the “Hydra sponsor”), an affiliate of A. Lorne Weil, our Executive Chairman; and (2) Matthews Lane Capital Partners LLC, a Delaware limited liability company (the “Matthews Lane sponsor”), an affiliate of Daniel B. Silvers, our Chief Executive Officer and Director. HG Vora Capital Management, LLC., on behalf of one or more funds or accounts managed by it, is a strategic investor in the Company.

On December 5, 2017, we consummated our IPO of 20,000,000 units, with each unit consisting of one share of our common stock, and one-half (1/2) of one warrant, each whole warrant entitling the holder to purchase one share of common stock at a price of $11.50. The units in the IPO were sold at an offering price of $10.00 per unit, generating total gross proceeds of $200,000,000. Simultaneously with the consummation of the IPO, we consummated a private placement of 6,825,000 private placement warrants at a price of $1.00 per warrant to affiliates of our sponsors, our strategic investor and certain members of our management team, which generated gross proceeds of $6,825,000.

On November 26, 2019, our stockholders approved an extension of the period of time for which we are required to consummate a business combination from December 5, 2019 to April 5, 2020 (the “First Extension”). The number of shares of common stock redeemed by public stockholders in connection with the First Extension was 1,123,749 for an aggregate cash redemption amount of approximately $11,583,500. In connection with the First Extension, the Company agreed to contribute $0.03 per month to the trust account for each of the Company’s outstanding public shares (the “Contribution”), subject to certain conditions. Contributions were made by the Company to the trust account for each of the four monthly periods covered by the extension.

On December 27, 2019, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with GTWY Holdings Limited (“GTWY Holdings”), a Canadian corporation that is the direct parent of Gateway Casinos & Entertainment Limited, and with GTWY Merger Sub. Corp., a Delaware corporation and wholly-owned subsidiary of GTWY Holdings, relating to a proposed business combination between us and Gateway (the “Gateway Transaction”).

On January 31, 2020, we filed a preliminary proxy statement / prospectus with the SEC with respect to the Gateway Transaction.

On March 26, 2020, our stockholders approved an extension of the period of time for which we are required to consummate a business combination from April 5, 2020 to June 30, 2020 (the “Second Extension”). The number of shares of common stock redeemed by public stockholders in connection with the Second Extension was 16,837,678 for an aggregate cash redemption amount of approximately $176,283,500.

As of April 30, 2020, the Company had approximately $[21.4] million of cash in the trust account.

Our units, common stock and warrants trade on the Nasdaq Capital Market.

The mailing address of the Company’s principal executive office is 250 West 57th Street, Suite 415, New York, New York 10107, and its telephone number is (646) 565-6940.

Timeline for Completing a Business Combination

Like most blank check companies, our charter provides for the return of our IPO proceeds held in trust to the holders of the public shares sold in our IPO if a qualifying business combination isn’t consummated on or before a certain date (in our case, June 30, 2020). The Company and the other parties to the Merger Agreement are working towards satisfaction of the conditions to completion of the Gateway Transaction, including the necessary filings with the U.S. Securities and Exchange Commission (the “SEC”), gaming regulatory approvals and contractual approvals from Crown agencies in Canada, but have determined that there may not be sufficient time before June 30, 2020 to complete the business combination. Accordingly, our Board has determined that it is in the best interests of our stockholders to extend the date that the Company has to complete its initial business combination to the Extended Date.

You are not being asked to vote on a business combination, including the Gateway Transaction, at this time. If the Extension Amendment and Trust Amendment proposals are approved and implemented and you do not elect to redeem your public shares, you will retain the right to vote on any proposed business combination when it is submitted to stockholders and the right to redeem your public shares for a pro rata portion of the trust account in the event such business combination is approved and completed by the Extended Date.

PROPOSAL 1 AND PROPOSAL 2 — THE EXTENSION AMENDMENT AND TRUST AMENDMENT

The Extension Amendment

The Extension Amendment would amend our existing charter to extend the date by which the Company has to consummate a business combination (the “Extension”) from June 30, 2020 to the Extended Date which is ●  , 2020. The complete text of the proposed amendment to the charter is attached to this proxy statement as Annex A.

The Trust Amendment

The Trust Amendment would amend our existing trust agreement to extend the date on which to commence liquidating the trust account in the event the Company has not consummated a business combination from June 30, 2020pr to the Extended Date. The complete text of the proposed amendment to the trust agreement is attached to this proxy statement as Annex B.

Reasons for the Extension Amendment and Trust Amendment

The Extension Amendment and Trust Amendment are essential to allowing the Company more time to complete a business combination. Our Board believes that there may not be sufficient time before June 30, 2020 to complete a business combination. Accordingly, our Board has determined that it would be in the best interests of our stockholders to extend the date that the Company has to consummate a business combination to the Extended Date.

If the Extension Amendment and Trust Amendment Are Not Approved

If the Extension Amendment and Trust Amendment are not approved and we do not consummate a business combination by June 30, 2020, in accordance with our charter, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes (less up to $75,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless in the event the Company winds up.

You are not being asked to vote on a business combination, including the Gateway Transaction, at this time. If the Extension Amendment and Trust Amendment proposals are approved and implemented and you do not elect to redeem your public shares, you will retain the right to vote on any proposed business combination when it is submitted to stockholders and the right to redeem your public shares for a pro rata portion of the trust account, in the event such business combination is approved and completed by the Extended Date.

Redemption Rights in Connection with the Extension Amendment and Trust Amendment Proposals

The Company’s public stockholders may elect to redeem their shares for their pro rata portion of the funds available in the trust account in connection with the Extension Amendment and the Trust Amendment proposals regardless of how such public stockholders vote in regard to the amendments. However, the Company will not proceed with the Extension if the redemption of public shares in connection therewith would cause the Company to have net tangible assets of less than $5,000,001.

The Company estimates that the per-share pro rata portion of the trust account will be approximately $[10.44] at the time of the Special Meeting. The closing price of the Company’s common stock on     ●     , 2020 was $10.__. Accordingly, if the market price were to remain the same until the date of the Special Meeting, exercising redemption rights would result in a public stockholder receiving $ ●  [more/less] for each share than if such stockholder sold the shares in the open market. The Company cannot assure stockholders that they will be able to sell their shares of common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when such stockholders wish to sell their shares.

If the Extension Amendment and the Trust Amendment are approved by the requisite vote of stockholders, the remaining holders of public shares will retain their right to redeem their public shares for their pro rata portion of the funds available in the trust account when the business combination is submitted to stockholders and would be entitled to have their shares redeemed if the Company has not completed a business combination by the Extended Date.

In order to exercise your redemption rights, prior to 5:00 p.m., Eastern time on ●  , 2020 (two business days before the Special Meeting), you must either physically tender your stock certificates to the Company’s transfer agent. at Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004, Attn: Mark Zimkind, mzimkind@continentalstock.com or deliver your shares electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system. If you hold your shares in street name, you will need to instruct your bank, broker or other nominee to withdraw the shares from your account in order to exercise your redemption rights.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the vote is taken with respect to the Extension Amendment or the Trust Amendment. If you delivered your shares for redemption to our transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the address listed above

Material United States Federal Income Tax Considerations

The following discussion is a summary of the U.S. federal income tax considerations generally applicable to the Company’s stockholders with respect to the exercise of redemption rights in connection with the approval of the Extension Amendment and the Trust Amendment. This discussion applies only to those who hold common stock as a capital asset for U.S. federal income tax purposes.

This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:

●	financial institutions;

●	insurance companies;

●	dealers or traders subject to a mark-to-market method of tax accounting with respect to the securities;

●	persons holding the securities as part of a ‘‘straddle,’’ hedge, integrated transaction or similar transaction;

●	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

●	partnerships or other pass-through entities for U.S. federal income tax purposes and their partners or owners;

●	regulated investment companies or real estate investment trusts; and

●	tax-exempt entities.

If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities. Partnerships (and other entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding our securities are urged to consult their own tax advisors regarding the tax consequences of the exercise of your redemption rights in connection with the approval of the Extension Amendment and the Trust Amendment.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes). No ruling from the Internal Revenue Service (the “IRS”) has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax aspects set forth below.

You are urged to consult your own tax advisors with respect to the application of U.S. federal income tax laws to your particular situation, as well as any tax consequences arising under any U.S. federal non-income taxes and the laws of any state, local or foreign jurisdiction.

U.S. Federal Income Tax Treatment of Redeeming Stockholders

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our units, shares of common stock or warrants who or that is, for U.S. federal income tax purposes: an individual who is a citizen or resident of the United States; a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia; an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

Redemption of Common Stock

In the event that a U.S. holder elects to redeem its common stock, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale of the common stock under Section 302 of the Code.

If the redemption qualifies as a sale of common stock, the U.S. holder generally will recognize gain or loss in an amount equal to the difference between (i) the amount of cash received in the redemption disposition and (ii) the U.S. holder’s adjusted tax basis in its redeemed common stock. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost for the shares. If the shares were acquired as a unit with our warrants, the cost of the unit must be allocated between the shares and warrants that comprised such unit based on their relative fair market values at the time of the acquisition. Any such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the U.S. holder’s holding period for such redeemed shares exceeds one year.

Whether a redemption qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the U.S. holder (including any stock constructively owned by the U.S. holder as a result of owning warrants) relative to all of our shares outstanding both before and after the redemption. A redemption of common stock generally will be treated as a sale of the common stock (rather than as a distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. holder, (ii) results in a “complete termination” of the U.S. holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder.

In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also shares of our stock that are constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the “substantially disproportionate test” the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following such redemption must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before such redemption. There will be a “complete termination” of a U.S. holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. holder are redeemed or (ii) all of the shares of our stock actually owned by the U.S. holder are redeemed and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other stock. The redemption of the common stock will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the U.S. holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. holder should consult with its own tax advisors as to the tax consequences of a redemption.

If the redemption does not qualify as a sale of common stock, the U.S. holder will be treated as receiving a corporate distribution. Such distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Although it is believed that the Company presently has no accumulated earnings and profits, it will not be possible to definitely determine whether the Company will have, as of the end of its taxable year, any current earnings. If there are no current or accumulated earnings or the amount of the distributions exceeds current and accumulated earnings and profits, the excess of redemption proceeds over any portion that is taxable as a dividend will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described in the preceding paragraphs.

In the event the redemption is treated as a distribution, any remaining tax basis of the U.S. holder in the redeemed common stock will be added to the U.S. holder’s adjusted tax basis in its common shares that are still owned by the U.S. holder. If the U.S. holder no longer owns any actual common shares, the U.S. holder should consult its own tax advisor as to possible reallocation of the tax basis in its warrants or in other stock constructively owned by it.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to gross proceeds from the redemption of shares, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn). Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” A Non-U.S. holder is a beneficial owner of our units, shares of common stock and warrants who or that is, for U.S. federal income tax purposes:

●	a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

●	a foreign corporation; or

●	a foreign estate or trust;

but does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your own tax advisors regarding the U.S. federal income tax consequences of the exercise of your redemption rights in connection with the approval of the Extension Amendment and the Trust Amendment.

Redemption of Common Stock

The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. holder’s common stock generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. holder’s common stock, as described under “U.S. Holders — Redemption of Common Stock”.

If a redemption of a Non-U.S. holder’s shares is treated as a distribution, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), such distribution will constitute a dividend for U.S. federal income tax purposes. Provided such dividend is not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a Non-U.S. holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock. In addition, if we determine that we are classified as a “U.S. real property holding corporation”, we may withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

Dividends that we pay to a Non-U.S. holder that are effectively connected with such Non-U.S. holder’s conduct of a trade or business within the United States (or if a tax treaty applies, are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. holder) generally will not be subject to U.S. withholding tax, provided such Non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such effectively connected income will generally be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, unless an applicable income tax treaty provides otherwise. A Non-U.S. corporation receiving effectively connected income may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

If a redemption of a Non-U.S. holder’s shares is treated as a sale, a Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on such sale, unless:

●	the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

●	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose. These rules may be modified for Non-U.S. holders of warrants. If we are or have been a “United States real property holding corporation” and you own warrants, you are urged to consult your own tax advisors regarding the application of these rules.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale will be subject to tax at generally applicable U.S. federal income tax rates. In addition, the Company may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. The Company believes that it is not and has not been at any time since our formation a United States real property holding corporation, although no assurance can be given that it will not become one in the future. We would be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50 percent of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with gross proceeds from the redemption of shares. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will generally satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes

Pursuant to Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”), foreign financial institutions (which term includes most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) and certain other foreign entities must comply with certain information reporting rules with respect to their U.S. account holders and investors. A foreign financial institution or such other foreign entity that does not comply with the FATCA reporting requirements generally will be subject to a 30% withholding tax with respect to any “withholdable payments.” For this purpose, withholdable payments generally include U.S.-source payments otherwise subject to nonresident withholding tax (e.g., U.S.-source dividend which could include proceeds from a redemption treated as a distribution) and also include the entire gross proceeds from the sale of any stock of U.S. issuers (including a redemption treated as a sale), even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain). The IRS recently issued proposed Treasury Regulations that would eliminate the application of this regime with respect to payments of gross proceeds (but not interest). Pursuant to these proposed Treasury Regulations, the Company and any applicable withholding agent may (but are not required to) rely on this proposed change to FATCA withholding until final regulations are issued.

The Company will not pay any additional amounts to redeeming stockholders in respect of any amounts withheld, including pursuant to FATCA. Under certain circumstances, a stockholder might be eligible for refunds or credits of such taxes. Stockholders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions to them based on their particular circumstances.

The foregoing discussion of certain material U.S. federal income tax consequences is included for general information purposes only and is not intended to be, and should not be construed as, legal or tax advice to any stockholder. The Company urges you to consult with your own tax advisor to determine the particular tax consequences to you (including the application and effect of any U.S. federal, state, local or non-U.S. income or other tax laws) of the receipt of cash in exchange for shares in connection with the Extension Amendment and the Trust Amendment.

Interests of the Company’s Insiders and Initial Stockholders

When you consider the recommendation of the Company’s Board, you should keep in mind that the Company’s directors, officers and other initial stockholders and their respective affiliates, including the Company’s sponsors, have interests that may be different from, or in addition to, your interests as a stockholder. These interests include, among other things:

●	If the Extension Amendment and the Trust Amendment are not approved and we do not consummate a business combination by June 30, 2020, the 5,000,000 founder shares held by the Company’s initial stockholders, which were acquired prior to the IPO for an aggregate purchase price of $25,000, will be worthless (as the holders have waived liquidation rights with respect to such shares), as will the 6,825,000 private placement warrants that were acquired simultaneously with the IPO for an aggregate purchase price of $6,825,000 (as they will expire). Such common stock and warrants had an aggregate market value of approximately $ ● based on the last sale price of the Company’s public shares and warrants of $ ● and $ ● , respectively, on Nasdaq on ● , 2020.

●	In connection with the IPO, to protect the amounts held in the trust account, the sponsors agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share or (ii) such lesser amount per share held in the trust account on the liquidation date due to reductions in the value of the trust assets, in each case net of the amount of interest withdrawn to pay our franchise and income tax obligations, but only if such a vendor or target business has not executed a waiver of claims against the trust account and except as to claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities.

●	All rights specified in the Company’s charter relating to the right of officers and directors to be indemnified by the Company, and of the Company’s officers and directors to be exculpated from monetary liability with respect to prior acts or omissions, will continue after a business combination. If the Extension Amendment and Trust Amendment are not approved and the Company liquidates, the Company will not be able to perform its obligations to its officers and directors under those provisions.

●	The Company’s sponsors and strategic investor had committed to advance an aggregate of up to $1,000,000 to us under an expense advancement agreement in exchange for unsecured promissory notes in the event that funds held outside of the trust account were insufficient to fund the Company’s expenses prior to the business combination. The Company has utilized these commitments in full and expects to repay such loaned amounts, and any additional amounts that may be advanced to fund the Contributions or otherwise, out of the proceeds of the trust account released upon completion of a business combination. Alternatively, the sponsors and strategic investor have the option to convert the promissory notes to warrants at a price of $1.00 per warrant upon completion of the business combination. In the event the Company does not complete the business combination, it may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from the trust account would be used for such repayment. Accordingly, if the business combination is not completed, the Company will most likely not be able to repay the loans.

●	None of Company’s officers or directors or other personnel have received any cash compensation for services rendered to the Company. Certain of the Company’s personnel may be able to remain with the Company after the completion of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination or remain on the Board. Such agreements could provide for such individuals to receive compensation in the form of cash payments and/or securities for services they would render to the Company after the completion of the business combination. In connection with the Gateway Transaction, it is currently expected that Marc J. Falcone, a current director for the Company, will become President and Chief Executive Officer of GTWY Holdings shortly following the closing of the business combination. In addition, Messrs. Weil, Silvers and Falcone are currently expected to join the board of directors of GTWY Holdings upon the closing of the business combination.

●	The Company’s sponsors, strategic investor, officers and directors will not be eligible to be reimbursed from the funds held in the trust account for out-of-pocket expenses incurred by them on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations if the business combination is not completed. The Company’s audit committee determines which fees and expenses and the amount of expenses are eligible for reimbursement and reviews the reimbursements made to such persons on a quarterly basis. As of April 30, 2020, the aggregate amount of unreimbursed expenses was approximately $ ● .

Additionally, if the Extension Amendment and the Trust Amendment are approved and the Company completes the Gateway Transaction, the officers and directors may have additional interests that would be described in the proxy statement for such transaction.

Vote Required for Approval of the Extension Amendment and the Trust Amendment Proposals

The affirmative vote of holders of at least 65% of the outstanding shares of our common stock is required to approve each of the Extension Amendment and the Trust Amendment.

Recommendation of the Board

The Board unanimously recommends stockholders vote “FOR” the Extension Amendment and the Trust Amendment.

PROPOSAL 3 –THE ADJOURNMENT PROPOSAL

The Adjournment Proposal, if adopted, will allow our Board to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event, based on the tabulated votes, there are not sufficient votes at the time of the Special Meeting to approve the Extension Amendment and the Trust Amendment.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by our stockholders, our Board may not be able to adjourn the Special Meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the Special Meeting to approve the Extension Amendment and the Trust Amendment.

Vote Required for Approval of the Adjournment Proposal

Adoption of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast in person or by proxy and entitled to vote on the matter at the Special Meeting.

Recommendation of the Board

The Board unanimously recommends stockholders vote “FOR” the Adjournment Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information available to us at May ●, 2020 with respect to the beneficial ownership of our common stock held by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding common stock;

●	each of our directors and executive officers that beneficially own shares of our common stock; and

●	all directors and executive officers as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Number of Shares
Name and Address of Beneficial Owner(1)	Beneficially Owned	Percentage
A. Lorne Weil and affiliated entities(2)	1,134,742	16.12%
Daniel B. Silvers and affiliated entities(3)	1,128,370	16.03%
Marc J. Falcone	25,000	*
Steven M. Rittvo	25,000	*
David L. Weinstein	25,000	*
George Peng	87,014	1.24%
Eric Carrera	54,701	*
All directors and executive officers as a group (seven individuals)	2,479,827	35.23%
Greater than 5% holders
HG Vora Capital Management, LLC(4)	3,462,500	49.19%
Morgan Stanley(5)	776,290	11.03%

*	Less than one percent.

(1)	This table is based on 7,038,573 shares of common stock outstanding as of May ●, 2020. Beneficial ownership is determined in accordance with the rules of the SEC, which generally provide that a person has beneficial ownership of a security if such person possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. We believe that each person listed above has sole voting and investment power with respect to the shares listed except as described in the footnotes below and subject to applicable community property laws and similar laws. The Company’s warrants are not exercisable currently or within 60 days; accordingly, any such holdings of the persons listed are not reflected in this table. Unless otherwise noted, the business address of each of the holders is c/o Leisure Acquisition Corp., 250 West 57th Street, Suite 415, New York, New York 10107.

(2)	Represents 266,900 shares held of record by Mr. Weil and 867,842 shares held of record by Hydra LAC, LLC. Mr. Weil is the managing member of Hydra LAC, LLC. Mr. Weil expressly disclaims beneficial ownership of such shares as to which he does not have a pecuniary interest.

(3)	Represents 887,127 shares held of record by MLCP GLL Funding, LLC, of which Matthews Lane Capital Partners LLC is the manager, and 241,243 shares held of record by Matthews Lane Capital Partners LLC. Mr. Silvers is the managing member of Matthews Lane Capital Partners LLC.

(4)	Based on a Schedule 13G/A filed with the SEC on February 14, 2019 and a Form 4 filed with the SEC on January 17, 2018 by HG Vora Capital Management, LLC, the investment manager of HG Vora Special Opportunities Master Fund, Ltd. The business address of HG Vora Capital Management is 330 Madison Avenue, 20th Floor, New York, New York 10017.

(5)	Based on a Form 3 filed with the SEC on April 8, 2020 by Morgan Stanley. The business address of Morgan Stanley is 1585 Broadway, New York, New York 10036.

Our insiders and other initial stockholders beneficially own approximately [85%] of the outstanding shares of our common stock. The holders, which include our sponsors, strategic investor and our directors and executive officers, have agreed to vote any shares owned by them in favor of any proposed business combination.

OTHER MATTERS

Stockholder Proposals

If the Extension is completed, we anticipate that the 2020 annual meeting of stockholders will be held no later than December 31, 2020, subject to change if we complete an initial business combination and in such case we would then hold our annual meeting as required by applicable law and regulation. For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at the 2020 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals must be received by the Company at its offices at Leisure Acquisition Corp., 250 West 57th Street, Suite 415, New York, New York 10107 a reasonable time before we begin to print and send our proxy materials for the annual meeting.

In addition, our bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. Notice of a nomination or proposal must be delivered to us not less than 90 days and not more than 120 days prior to the date for the preceding year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by us. The Chairman of the Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

Where You Can Find More Information

We file annual and quarterly reports and other reports and information with the SEC. These reports and other information can be read over the Internet at the SEC’s website at www.sec.gov or at our website at www.leisureacq.com. If you have questions about the proxy statement or require assistance voting your shares, please contact us by telephone or in writing:

George Peng

Chief Financial Officer and Secretary

Leisure Acquisition Corp.

250 West 57th Street, Suite 415

New York, New York 10107

Tel: (646) 565-6940

If you intend to seek redemption of your public shares, and have questions regarding tendering your shares please contact:

Continental Stock Transfer & Trust Company
One State Street, 30th Floor
New York, New York 10004
Attn: Mark Zimkind
E-mail: mzimkind@continentalstock.com

ANNEX A

PROPOSED THIRD AMENDMENT
TO THE
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
LEISURE ACQUISITION CORP.

● , 2020

Leisure Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is Leisure Acquisition Corp. The original certificate of incorporation was filed with the Secretary of State of the State of Delaware on September 11, 2017 and was amended by the Certificate of Amendment, which was filed with the Secretary of State of Delaware on September 11, 2017 (the “Original Certificate”). A first amended and restated certificate of incorporation was filed with the Secretary of State of Delaware on November 30, 2017 (the “First Amended and Restated Certificate”). A second amended and restated certificate of incorporation was filed with the Secretary of State of Delaware on December 1, 2017 (the “Second Amended and Restated Certificate”). A first amendment to the Second Amended and Restated Certificate was filed with the Secretary of State of Delaware on December 5, 2019. A second amendment to the Second Amended and Restated Certificate was filed with the Secretary of State of Delaware on March 26, 2020.

2. This Amendment to the Second Amended and Restated Certificate (this “Amendment”) amends the Second Amended and Restated Certificate, as amended.

3. This Amendment was duly adopted by the affirmative vote of the holders of 65% of the stock entitled to vote at a meeting of stockholders in accordance with the provisions of Section 242 the General Corporation Law of the State of Delaware (the “DGCL”).

4. The text of Section 9.1(b) of the Second Amended and Restated Certificate is hereby amended and restated to read in full as follows:

(b) Immediately after the Offering, a certain amount of the net offering proceeds received by the Corporation in the Offering (including the proceeds of any exercise of the underwriters’ over-allotment option) and certain other amounts specified in the Corporation’s registration statement on Form S-1, as initially filed with the Securities and Exchange Commission on November 3, 2017, as amended (the “Registration Statement”), shall be deposited in a trust account (the “Trust Account”), established for the benefit of the Public Stockholders (as defined below) pursuant to a trust agreement described in the Registration Statement (the “Trust Agreement”). Except for the withdrawal of interest to pay taxes, none of the funds held in the Trust Account (including the interest earned on the funds held in the Trust Account) will be released from the Trust Account until the earlier of (i) the completion of the initial Business Combination, (ii) the redemption of 100% of the Offering Shares (as defined below) if the Corporation is unable to complete its initial Business Combination by ●  , 2020 and (iii) the redemption of shares in connection with a vote seeking to amend any provisions of the Second Amended and Restated Certificate relating to stockholders’ rights or pre-initial Business Combination activity (as described in Section 9.7). Holders of shares of the Corporation’s Common Stock included as part of the units sold in the Offering (the “Offering Shares”) (whether such Offering Shares were purchased in the Offering or in the secondary market following the Offering and whether or not such holders are affiliates of any of Hydra Management, LLC or Matthews Lane Capital Partners LLC (the “Sponsors”), or officers or directors of the Corporation) are referred to herein as “Public Stockholders.”

A-1

5. The text of Section 9.2(d) of the Second Amended and Restated Certificate is hereby amended and restated to read in full as follows:

(d) In the event that the Corporation has not consummated a Business Combination by ●  , 2020, the Corporation shall (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the Offering Shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and less up to $75,000 of such net interest to pay dissolution expenses), by (B) the total number of then outstanding Offering Shares, which redemption will completely extinguish rights of the Public Stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board in accordance with applicable law, dissolve and liquidate, subject in each case to the Corporation’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.

6. The text of Section 9.7 of the Second Amended and Restated Certificate is hereby amended and restated to read in full as follows:

Additional Redemption Rights. If, in accordance with Section 9.1(a), any amendment is made to Section 9.2(d) that would affect the substance or timing of the Corporation’s obligation to redeem 100% of the Offering Shares if the Corporation has not consummated an initial Business Combination by ●  , 2020, the Public Stockholders shall be provided with the opportunity to redeem their Offering Shares upon the approval of any such amendment, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding Offering Shares. The Corporation’s ability to provide such opportunity is subject to the Redemption Limitation.

IN WITNESS WHEREOF, Leisure Acquisition Corp. has caused this Amendment to the Second Amended and Restated Certificate to be duly executed in its name and on its behalf by an authorized officer as of the date first set forth above.

LEISURE ACQUISITION CORP.

By:
Name:
Title:

A-2

ANNEX B

PROPOSED AMENDMENT NO. 3
TO THE
INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment No. 3 (this “Amendment”) to the Investment Management Trust Agreement is made as of   ●  , 2020 by and between Leisure Acquisition Corp., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.

WHEREAS, the Company and the Trustee entered into the Investment Management Trust Agreement (“Trust Agreement”) effective as of December 1, 2017 and as amended on December 5, 2019 and March 26, 2020;

WHEREAS, Section 1(i) of the Trust Agreement sets forth the terms that govern the liquidation of the Trust Account under the circumstances described therein;

WHEREAS, at a special meeting of stockholders of the Company (the “Special Meeting”) held on ●  , 2020, holders of at least 65% of the Company’s outstanding shares approved, among other items, (i) a proposal to amend (the “Extension Amendment”) the Company’s second amended and restated certificate of incorporation, as amended, to extend the date by which the Company shall be required to effect a Business Combination to ● , 2020, or such earlier date determined by the Board (the “Extended Date”) and (ii) a proposal to extend the date on which the Trustee must commence liquidating the Trust Account (the “Trust Amendment”) in the event the Company has not consummated a Business Combination by the Extended Date; and

WHEREAS, on the date hereof, the Company is filing the Extension Amendment with the Secretary of State of the State of Delaware;

NOW THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety as follows:

(i)	Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer or Chairman of the board of directors (the “Board”) or other authorized officer of the Company, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $75,000 of interest that may be released to the Company to pay dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein, or (y) ● , 2020, if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $75,000 of interest that may be released to the Company to pay dissolution expenses), shall be distributed to the Public Stockholders of record as of such date; provided, however, that in the event the Trustee receives a Termination Letter in a form substantially similar to Exhibit B hereto, or if the Trustee begins to liquidate the Property because it has received no such Termination Letter by the date specified in clause (y) of this Section 1(i), the Trustee shall keep the Trust Account open until twelve (12) months following the date the Property has been distributed to the Public Stockholders;

2.	All other provisions of the Trust Agreement shall remain unaffected by the terms hereof.

3.	This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature shall be deemed to be an original signature for purposes of this Amendment.

4.	This Amendment is intended to be in full compliance with the requirements for an Amendment to the Trust Agreement as required by Section 6(c) of the Trust Agreement, and every defect in fulfilling such requirements for an effective amendment to the Trust Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

5.	This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Investment Management Trust Agreement as of the date first written above.

Continental Stock Transfer & Trust Company, as Trustee

By:
Name:
Title:

Leisure Acquisition Corp.

By:
Name:
Title:

[Form of Proxy Card]

LEISURE ACQUISITION CORP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON

●  , 2020

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders (the “Special Meeting”) and accompanying Proxy Statement, dated  ●  , 2020, in connection with the Special Meeting to be held on ●  , 2020 at ● a.m., local time, at the Company’s offices at 250 West 57th Street, Suite 415, New York, New York 10107, and hereby appoints A. Lorne Weil, Daniel B. Silvers and George Peng, and each of them (with full power to act alone), the attorneys-in-fact and proxies of the undersigned, with full power of substitution to each, to vote all shares of the common stock of Leisure Acquisition Corp. (the “Company”), registered in the name provided, which the undersigned is entitled to vote at the Special Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS CONSTITUTING THE EXTENSION AMENDMENT, THE TRUST AMENDMENT AND THE ADJOURNMENT PROPOSAL CONSISTING OF PROPOSALS 1, 2 AND 3.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on ●  , 2020: The Notice of Special Meeting and Proxy Statement are available through the Investors link of the Company’s website at www.leisureacq.com.

Proposal 1 – Extension Amendment	FOR	AGAINST	ABSTAIN
Proposal to amend the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to extend the date by which the Company must consummate a business combination from June 30, 2020 to ● , 2020.	☐	☐	☐

Proposal 2 – Trust Amendment	FOR	AGAINST	ABSTAIN
Proposal to amend the Company’s investment management trust agreement, dated December 1, 2017, as amended, by and between the Company and Continental Stock Transfer & Trust Company to extend the date on which to commence liquidating the trust account established in connection with the Company’s initial public offering in the event the Company has not consummated a business combination from June 30, 2020 to ● , 2020.	☐	☐	☐

Proposal 3 – Adjournment Proposal	FOR	AGAINST	ABSTAIN
Proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve any of the foregoing proposals.	☐	☐	☐

Date: , 2020

Shareholder’s Signature

Shareholder’s Signature (if held jointly)

Signature should agree with named printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign above. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should also submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS SET FORTH IN PROPOSALS 1, 2 AND 3 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.